SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 29, 2009
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

400 Mystic Avenue	02155
Medford, MA	(Zip Code)
(Address of principal executive
offices)
(781) 391-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-3.1 - Century Bancorp, Inc. Articles of Amendment

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On January 8, 2009, a Special Meeting of Class B Common Stockholders of Century Bancorp, Inc. (the “Company”) was held, at which such stockholders approved the amendment of the Company’s Articles of Organization to authorize 100,000 shares of Preferred Stock of the Company, to authorize the Board of Directors of the Company to create classes or series thereof and to designate the preferences, limitations, and relative rights applicable thereto, and to provide that the Class A Common Stock and the Class B Common Stock shall rank junior to the Preferred Stock as to dividend rights and to rights on liquidation and dissolution. The Articles of Amendment reflecting such changes to the Company’s Articles of Organization were filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts and became effective on January 9, 2009. The Company’s Articles of Organization were amended in anticipation of the Company’s participation in the U.S Treasury’s Capital Purchase Program (the “CPP”). See the Company’s 8-K filed on December 18, 2008 regarding the Company’s announcement of its receipt from the U.S. Treasury of preliminary approval to participate in the CPP. The Company informed the U.S. Treasury that it would not be closing on the transaction on January 16, 2009, as originally scheduled, and no Preferred Stock has been issued.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
               3.1      Century Bancorp, Inc. Articles of Amendment

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
/s/ William P. Hornby
William P. Hornby, CPA Chief Financial Officer and Treasurer
Dated: April 29, 2009